AGREEMENT

         This agreement ("Agreement") has been entered into as of the 30th day of April 2001, effective as of January 1, 2001, by and between Fiduciary Counsel, Inc. ("Subsidiary"), a Delaware corporation and wholly owned subsidiary of Unified Financial Services, Inc., a Delaware corporation with executive offices in Lexington, Kentucky (the "Company"), and Jack R. Orben, an individual ("Executive").

                                    RECITALS

         The Board of Directors of Subsidiary (the "Board") has determined that it is in the best interests of Subsidiary and its shareholder to reinforce and encourage the continued attention and dedication of Executive to Subsidiary as a relationship and portfolio manager and to assure that Subsidiary will have the continued dedication of Executive. The Board desires to provide for the continued employment of Executive on the terms hereof, and Executive is willing to commit himself to continue to serve Subsidiary. Additionally, the Board believes it is imperative to encourage Executive's attention and dedication to Subsidiary currently and to provide Executive with compensation and benefits arrangements upon certain breaches of this Agreement by Subsidiary, which ensures that the compensation and benefits expectations of Executive will be satisfied. Because of Executive's prior and current positions at Subsidiary and the Company and his access to information pertaining to the business of the Company (as conducted by its other affiliates), Company and Subsidiary believe it is imperative that Executive neither compete against the Company, Subsidiary and any affiliates or subsidiaries of either nor share certain confidential information of either during Executive's employment and for the three-year period thereafter, as provided below. Executive acknowledges that he is a significant stockholder of the Company and, as such, the non-compete provisions contained herein will tend to enhance the value of his stock in the Company. Therefore, in order to accomplish these objectives, the Board has caused Subsidiary to enter into this Agreement. Therefore, in exchange for the mutual promises and covenants set forth herein, and in order to accomplish these objectives, the Board has caused Subsidiary to enter into this Agreement with Executive, whereupon

                            IT IS AGREED AS FOLLOWS:

SECTION 1:        DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning. Terms not set forth in this Section 1.1 but defined elsewhere in this Agreement shall, for all purposes of this Agreement, have such defined meaning, whether or not capitalized, unless the context plainly requires a different result.

     1.1  (a) "BOARD" means the Board of Directors of Subsidiary.

     1.1 (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended, including all regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto. All citations to the Code shall include any amendments or any substitute or successor provisions thereto.

     1.1 (c) "COMPANY" shall mean Unified Financial Services, Inc., a Delaware corporation and, currently, the sole shareholder of Subsidiary.

     1.1 (d) "CUSTOMER" shall mean any Person from which or from dealings with which any member of the Unified Group is earning or has earned revenue in the ordinary course of its business and/or any Person who benefits from the goods and services provided by any member of the Unified Group. Dealings shall include, for example and without limitation, distribution arrangements, revenue or income sharing arrangements, commission arrangements and any other arrangement or contract.

     1.1  (e) "EFFECTIVE DATE" shall mean January 1, 2001.

     1.1 (f) "EMPLOYMENT PERIOD" means the period that begins on the Effective Date and ends on the earlier of: (i) the close of business on December 31, 2005, provided that, commencing on December 31, 2005, and continuing on each December 31st thereafter, this Agreement shall renew for an additional year such that the remaining term shall be twelve (12) months unless written notice is provided to Executive at least sixty (60) days prior to any such December 31st, that this Agreement shall not renew, in which event this Agreement shall expire on such December 31st; or (ii) the Date of Termination as defined in
          Section 3.7.

     1.1  (g)  "PERSON"  shall  include  an  individual,  firm,  trust,  estate,
          association,   joint  venture,   partnership,   corporation,   limited
          liability company, organization or other entity.

     1.1  (h)   "SUBSIDIARY"   means   Fiduciary   Counsel,   Inc.,  a  Delaware
          corporation.

     1.1 (i) "UNIFIED GROUP" means, jointly and severally, the Company, VSX Holdings, LLC, VSX.com, Inc. and any Person more than twenty percent (20%) of which (by value and not by voting power) is directly or indirectly owned by the Company at any time during the Employment Period and any successors or assigns of the Company or any other Person included in the Unified Group. For example and without limitation, the Unified Group would include (i) Subsidiary, as well as any corporation wholly owned by Subsidiary, (ii) a corporation twenty-one percent (21%) of which (by value) is owned by a wholly-owned subsidiary of the Company, and (iii) a corporation (or a partnership) twelve percent (12%) of which (by value) is owned by Subsidiary and twelve percent (12%) of which (by value) is owned by a wholly-owned subsidiary of the Company.

         1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

         1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of this Agreement.

         1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, without reference to its conflict of law principles.

SECTION 2:        TERMS AND CONDITIONS OF EMPLOYMENT.

         2.1 PERIOD OF EMPLOYMENT. Throughout the Employment Period, Executive shall serve in the employ of Subsidiary in accordance with the terms and provisions of this Agreement.

         2.2 POSITIONS AND DUTIES.

                  2.2(a) Throughout the Employment Period, Executive shall be an employee of Subsidiary and shall serve as the relationship and portfolio manager for each of the client accounts set forth on Exhibit A hereto (such accounts are referred to herein as the "Core Business Accounts"); provided, however, on or after January 1, 2002, Executive may cease serving as the relationship and/or portfolio manager for any Core Business Account upon providing the President of Subsidiary thirty
         (30) days' prior written notice which sets forth the name of the account(s) for which he no longer desires to serve as the relationship and/or portfolio manager. Executive also may solicit new client accounts for which he would serve as the relationship and portfolio manager, or for which he would serve solely as a finder to bring such new accounts to Subsidiary (such accounts are referred to herein as the "New Business Accounts"). Additionally, during the Employment Period, Executive shall serve as Chairman Emeritus of the Board of Directors of Subsidiary (ex officio). As the relationship and portfolio manager of Core Business Accounts and/or New Business Accounts, Executive shall be responsible for all non-ministerial contacts and communications necessary for the maintenance, preservation and enhancement of each such account and the respective client relationship. Subject to the provisions of Section 2.3(f) hereof, throughout the Employment Period, Subsidiary shall provide Executive such client support as is customarily provided to other portfolio and relationship managers of Subsidiary.

                  2.2(b) Throughout the Employment Period, Executive shall devote all appropriate and customary professional attention and time necessary for the maintenance of the Core Business Accounts and any New Business Accounts, shall not render professional services to or for the benefit of Persons not members of the Unified Group, and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, (iii) manage personal investments for Executive's own account or those of family members, or (iv) manage, through Fiduciary Alliance, Inc., those assets currently held in a trust account custodied in Bermuda, which account is designated, in part, by the name "Nantucket," and which was opened prior to 1998; in each instance, so long as such activities do not interfere with the performance of Executive's responsibilities as an employee of Subsidiary in accordance with this Agreement.

         2.3 COMPENSATION. Executive's annual compensation and other benefits described in this Section 2.3 shall be provided by Subsidiary.

                  2.3(a) ANNUAL SALARY. For the first twelve months within the Employment Period, Executive shall receive an annual base salary of $455,000 (the "Initial Base Salary"), which shall be due and paid in equal or substantially equal installments, to be paid at the same frequency as other employees of Subsidiary but no less often than monthly. Effective January 1, 2002 and thereafter during the Employment Period, the salary the Executive receives shall be based on the revenues derived by Subsidiary from the Core Business Accounts during the previous quarter (each, a "Quarterly Core Salary"). For each such quarter, Executive shall be paid a quarterly salary equal to thirty-two percent (32%) of the Net Core Revenues (as hereinafter defined) collected by Subsidiary during the previous quarter, which quarterly salary shall be paid in one payment on or before the last day of the first month following the end of the quarter (the first such payment being due on or before April 30, 2002 for the quarter ending March 31,
         2002). For purposes of this Agreement, Net Core Revenues shall mean the gross revenues received by Subsidiary with respect to the Core Business Accounts during any given quarter less any commissions or finder's fees paid or payable by Subsidiary to any other Person during such quarter with respect to the Core Business Accounts. If Executive decides not to serve as the relationship and/or portfolio manager for a Core Business Account on or after January 1, 2002, the revenues from such account shall be excluded from the Net Core Revenues when calculating the Quarterly Core Salary to be paid to Executive.

                  2.3(b) NEW BUSINESS SALARY. Throughout the Employment Period, in addition to the amount paid to Executive pursuant to Section 2.3(a) hereof, Executive shall receive a quarterly payment based on the revenues derived during the previous quarter by Subsidiary from New Business Accounts for which Executive serves as the relationship and portfolio manager (each a "Quarterly New Salary"). For each such quarter, Executive shall be paid a quarterly salary equal to thirty-two percent (32%) of the Net New Revenues (as hereinafter defined) collected by Subsidiary during the previous quarter, which quarterly salary shall be paid in one payment on or before the last day of the first month following the end of the quarter (the first such payment that could be due pursuant to this Section 2.3(b) would be due on or before April 30, 2001 for the quarter ending March 31, 2001). For purposes of this Agreement, Net New Revenues shall mean the gross revenues received by Subsidiary with respect to New Business Accounts for which Executive serves as the relationship and portfolio manager during any given quarter less any commissions or finder's fees paid or payable by Subsidiary to any other Person during such quarter with respect to such New Business Accounts.

                  2.3(c) FINDER'S FEES. Throughout the Employment Period, and in addition to the amount paid to Executive pursuant to Sections 2.3(a) and/or (b) hereof, Executive shall receive a "finder's fee" for each New Business Account that he brings to Subsidiary for which he does not serve as the relationship and/or portfolio manager, provided such account's pricing is based upon Subsidiary's then in-force fee schedule (a "Finder's Fee"). The Finder's Fee shall be paid on a quarterly basis (on or before the last day of the first month following the end of the applicable quarter) and shall be based upon Subsidiary's then in-force fee and compensation schedule. The Finder's Fee shall be equal to the fees collected by Subsidiary with respect to such account during a quarter times (A) the then in-force annual finder's fee (as set forth in the then in-force fee and compensation schedule and expressed in basis points) over (B) the total basis points paid by the client with respect to such New Business Account per annum, provided such account's pricing is based upon Subsidiary's then in-force fee schedule. A copy of Subsidiary's current fee and compensation schedule is attached hereto as Exhibit B. If a third party was involved in the solicitation of any New Business Account or if the pricing on a new account is less than Subsidiary's then in-force fee schedule, the Finder's Fee to be paid to Executive shall be separately negotiated by Executive and the President of Subsidiary.

                  2.3(d) RETIREMENT COMMISSIONS. Commencing on January 1, 2002 and thereafter, so long as the Executive shall live, Executive shall be paid a "retirement commission" with respect to any Core Business Account for which Executive ceases to serve as the relationship and/or portfolio manager, which commissions shall be paid on a quarterly basis (on or before the last day of the month following the end of such quarter), provided such account remains in good standing at the end of the quarter for which a commission is to be paid, and provided further, Executive is not otherwise being paid any salary with respect to such account pursuant to Section 2.3(a) hereof. The amount of the retirement commission to be paid to Executive with respect to any Core Business Account for which Executive ceases to serve as the relationship and/or portfolio manager shall be equal to ten percent (10%) of (A) the gross revenues received by Subsidiary with respect to such account during any given quarter less (B) any commissions or finder's fees paid or payable by Subsidiary to any other Person during such quarter with respect to such account. Additionally, after the Employment Period and so long as Executive shall live, Executive shall be paid a retirement commission with respect to each New Business Account that remains an account in good standing of Subsidiary at the end of the quarter for which a commission is to be paid. The retirement commission with respect to each New Business Account shall be paid on a quarterly basis (on or before the last day of the month following the end of such quarter), provided such account remains in good standing at the end of the quarter for which a commission is to be paid. The amount of the retirement commission to be paid to Executive with respect to any New Business Account shall be equal to ten percent (10%) of (A) the gross revenues received by Subsidiary with respect to such account during any given quarter less (B) any commissions or finder's fees paid or payable by Subsidiary to any other Person during such quarter with respect to such account. If a third party was involved in the solicitation of any New Account or if the pricing on a New Account is less than Subsidiary's then in-force fee schedule, the retirement commission to be paid to Executive shall be separately negotiated by Executive and the President of Subsidiary. The provisions of this Section 2.3(d) are subject to the provisions of Section 4.4 hereof.

                  2.3(e) WELFARE BENEFIT PLANS. Throughout the Employment Period, Executive and/or Executive's family, as the case may be, shall be eligible for participation in all welfare benefit plans, practices, policies and programs provided by Subsidiary (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other employees of Subsidiary.

                  2.3(f) EXPENSES. Throughout the Employment Period, Executive shall be responsible for (and shall not be entitled to receive reimbursement from Subsidiary, the Company or any other member of the Unified Group) all travel, entertainment and marketing expenses related to the Core Business Accounts and the New Business Accounts. Executive shall submit any other expenses to the President of Subsidiary for prior approval of reimbursement, which approval may be withheld in the President's sole discretion. Executive shall not be liable for any costs associated with maintaining an office at Subsidiary, and Executive shall be reimbursed for expenses incurred in connection with his service as a director of the Company to the same extent as are the other directors of the Company. Executive acknowledges and agrees that in negotiating the compensation Executive is to receive from Subsidiary pursuant to the provisions of Sections 2.3(a), (b), (c) and (d) hereof, Executive and Subsidiary reached such compensation arrangement based upon the fact that Executive would be solely responsible for all expenses incurred in connection with his duties under this Agreement.

                  2.3(g) EXECUTIVE'S RIGHTS NONASSIGNABLE. The right to receive the Initial Base Salary, the Quarterly Core Salary, the Quarterly New Salary, the Finder's Fees, the retirement commissions and any other benefits hereunder shall be a personal right of Executive and shall not be transferable by Executive other than pursuant to the laws of descent and distribution.

SECTION 3:        TERMINATION OF EMPLOYMENT.

         3.1 DEATH. Executive's employment shall terminate automatically upon Executive's death during the Employment Period.

         3.2 DISABILITY. If Subsidiary determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 8.3 of its intention to terminate Executive's employment. In such event, Executive's employment with Subsidiary shall terminate effective on the thirtieth (30th) day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within the thirty
(30) days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean that Executive has been unable to perform the services required of Executive hereunder on a full-time basis for a period of one hundred eighty
(180) days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). Executive will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

         3.3 TERMINATION FOR CAUSE. Subsidiary may terminate Executive's employment during the Employment Period for "Cause," which for the purposes of this Agreement shall mean termination based upon: (i) Executive's continued failure to perform his duties with Subsidiary (other than as a result of incapacity due to physical or mental condition), after a demand for performance is delivered to him by the Chairman of the Board or the President of Subsidiary or the Chairman of the Board or the President of the Company, which specifically identifies the manner in which Executive has not performed his duties; (ii) Executive's commission of misconduct that is injurious to Subsidiary, monetarily or otherwise; or (iii) Executive's breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until (i) he is given a Notice of Termination (as defined in Section 3.6) from the Chairman of the Board or the President of Subsidiary or the Chairman of the Board or the President of the Company, (ii) he is given the opportunity to be heard before the Board of Directors of the Company, and (iii) the Board of Directors of the Company finds, in its good faith opinion and in its sole discretion, that Executive was guilty of the conduct set forth in the Notice of Termination.

         3.4 GOOD REASON. Executive may terminate his employment with Subsidiary for "Good Reason," which shall mean termination based upon, and only upon the assignment to Executive of any duties inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2 or any other action by Subsidiary that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith.

         Termination for Good Reason may be effected by, and only by, written notice to the Company stating with particularity each action or condition constituting the Good Reason, sufficient in detail such that the corrective measures necessary to cure such action(s) or condition(s) may be readily inferred from the face of the notice. During the ninety-day period following receipt of such notice by the Company, Executive shall use his best efforts to cooperate with the Company and Subsidiary to cure the action(s) or condition(s) set forth in Executive's notice. If a cure is commercially reasonable and neither the Company nor Subsidiary takes sufficient steps within such ninety-day period to effectuate a cure, then and only then may Executive terminate his employment for Good Cause. Failure of Executive to set forth in such notice any fact or circumstance that contributes to a showing of Good Cause shall waive any right of Executive to assert such fact or circumstance in enforcing Executive's rights under this Agreement.

         3.5 RETIREMENT. On or after January 1, 2002, Executive may terminate his employment with Subsidiary for "Retirement," which shall mean termination based upon Executive's desire to terminate his status as an employee of Subsidiary. Termination for Retirement may be effected by providing written notice to the Company at least sixty (60) days prior to the date Executive desires to terminate his employment (the "Retirement Effective Date"). Additionally, unless the parties otherwise agree, Executive shall be deemed to have terminated his employment for "Retirement" if, at any time on or after January 1, 2002, the total revenues derived by Subsidiary during any quarter from the Core Business Accounts for which Executive continues to serve as the relationship and portfolio manager are less than $77,685. In such event, Executive shall be deemed to have retired as of the last day of such quarter (the "Deemed Retirement Effective Date").

         3.6 NOTICE OF TERMINATION. Any termination by Subsidiary or by Executive (including terminations in breach of this Agreement) shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice given in accordance with Section 8.3 that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date such notice is given, specifies the termination date (which date, unless otherwise specified in this Agreement, shall be not more than thirty (30) days after the giving of such notice). The failure by Executive or Subsidiary to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall waive any right of Executive or Subsidiary to assert such fact or circumstance in enforcing Executive's or Subsidiary's rights hereunder.

         3.7 DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated by Subsidiary for Cause, or by Executive for Good Reason, the Date of Termination shall be the date the Notice of Termination is given or any later date (within the thirty-day limit provided in Section 3.6) specified therein, as the case may be, (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be, (iii) if Executive's employment is terminated by reason of Retirement, the Date of Termination shall be the Retirement Effective Date or the Deemed Retirement Effective Date, as the case may be, (iv) if Executive's employment is terminated by Subsidiary other than for Cause, death or Disability, the Date of Termination shall be the date the Notice of Termination is given or any later date (within the thirty-day limit provided in Section 3.6) specified therein, as the case may be, or (v) if Executive shall terminate employment with Subsidiary for any reason other than for Good Reason or Retirement, the Date of Termination shall be the date Executive shall terminate his employment with Subsidiary or, if not more than thirty (30) days later, the date specified in the Notice of Termination.

SECTION 4:        CERTAIN BENEFITS UPON TERMINATION.

         4.1 TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If, during the Employment Period, (i) Subsidiary shall terminate Executive's employment without Cause, or (ii) Executive shall terminate employment with Subsidiary for Good Reason, Executive shall be entitled to the benefits provided below:

                  4.1(a) "ACCRUED OBLIGATIONS": On or before the ninetieth
         (90th) day following the Date of Termination, Subsidiary shall pay to Executive the sum of (1) Executive's then-current annual base salary, if any, through the Date of Termination, (2) any Quarterly Core Salary and/or Quarterly New Salary earned by Executive for the quarter ending prior to the Date of Termination, (3) any compensation previously deferred by Executive (other than pursuant to the terms of this Agreement) together with any accrued interest or earnings thereon, and
         (4) any Finder's Fees earned by Executive for the quarter ending prior to the Date of Termination, in each case to the extent not previously paid.

                  4.1(b) "ANNUAL BASE SALARY CONTINUATION": For the remainder of the period described in Section 1.1(f)(i) that occurs after the Date of Termination, if any, Subsidiary shall pay to Executive, (1) Executive's then-current annual base salary, if any, as would have been paid to Executive had Executive remained in Subsidiary's employ at such salary during the remainder of such period (it being acknowledged that after December 31, 2001 Executive shall not receive an annual base salary),
         (2) the Quarterly Core Salary and/or Quarterly New Salary as would have been paid to Executive had Executive remained in Subsidiary's employ during the remainder of such period and (3) the Finder's Fees as would have been paid to Executive had Executive remained in Subsidiary's employ during the remainder of such period. Subsidiary at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value as determined according to Code Section 280G(d)(4).

         4.2 DEATH. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for timely payment of Accrued Obligations (as provided in Section 4.1(a)).

         4.3 RETIREMENT OR DISABILITY. If Executive's employment is terminated by reason of Executive's Retirement or Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for timely payment of Accrued Obligations (as provided in Section 4.1(a)) and the payment by Subsidiary of any retirement commissions pursuant to the provisions of Section 2.3(d) hereof.

         4.4 TERMINATION FOR CAUSE; TERMINATION OTHER THAN FOR GOOD REASON. If Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to Executive other than for timely payment of Accrued Obligations (as provided in Section 4.1(a)). If Executive terminates employment with Subsidiary during the Employment Period (excluding a termination for Good Reason or Retirement), this Agreement shall terminate without further obligations to Executive, other than for timely payment of Accrued Obligations (as provided in Section 4.1(a)). Notwithstanding anything herein to the contrary, in no event shall Subsidiary be obligated to pay Executive any Finder's Fees or retirement commissions after the Date of Termination in the event of termination for Cause or termination by Executive for other than Good Reason or Retirement.

         4.5 NON-EXCLUSIVITY OF RIGHTS. Except as provided herein, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by Subsidiary and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any other contract or agreement with Subsidiary. Vested benefits which Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, Subsidiary at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         4.6 FULL SETTLEMENT; EXECUTIVE HAS NO DUTY OF MITIGATION. The payments and arrangements set forth in this Section 4 are in full settlement of any and all claims of Executive under this Agreement, and neither Subsidiary, the Company nor any other member of the Unified Group shall have any other obligation to Executive after Executive's Date of Termination. Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise. The payments and arrangements in this Section 4 constitute further consideration for Executive's covenants set forth in Section 5, and Executive agrees that he shall abide by the terms of Section 5 in their entirety and acknowledges that Section 5 continues to apply after any termination of employment (other than a termination described in Section 4.2).

SECTION 5:        NON-COMPETITION.

         5.1 Non-Compete Agreement. It is agreed that during the Employment Period and continuing until the later of (i) the date on which Executive ceases to be entitled to receive any payments from Subsidiary pursuant to Section 2.3 hereof and (ii) the date three (3) years after the date of termination (for any reason) of such employment (the Employment Period together with the later date of (i) and (ii) is referred to herein as the "Restricted Period"), Executive shall not, directly or indirectly, render services of any nature (except as specifically permitted in Section 2.2(b)(iv)) within the Relevant Market Area (as defined herein) as an employee, agent, representative, consultant, partner or otherwise, to or for the direct or indirect benefit of any business that competes with any member of the Unified Group; provided, however, the provisions of this Section 5.1 shall not apply after the Date of Termination if Executive's employment shall be terminated without Cause during the Employment Period. The Relevant Market Area is the area within the fifty-mile radius of (i) each office maintained by Subsidiary at any time during the Employment Period, and (ii) each office maintained by the Company at any time during the Employment Period, and
(iii) each office maintained by any other member of the Unified Group during the Employment Period. In addition, during the Restricted Period, Executive shall not, directly or indirectly, either as an individual, partner or a joint venturer, or in any other capacity, invest in, own or have any arrangement to acquire (whether by option or otherwise) an interest in any Person or business that is competitive with any member of the Unified Group, excluding any interest in a publicly traded company which constitutes not more than one percent (1%) by value of the equity securities of such company.

         5.2 NON-SOLICITATION OF EMPLOYEES. It is agreed that during the Restricted Period, Executive shall not, either directly or indirectly, approach or solicit (i) any Person employed by Subsidiary at any time during the Employment Period and (ii) any Person employed by any other member of the

Unified Group at any time during the Employment Period, in each case with a view towards enticing such person to work for Executive or any other Person or encouraging such person to leave their current employment.

         5.3 NON-SOLICITATION OF CUSTOMERS. It is agreed that during the Restricted Period, Executive shall not, either directly or indirectly, approach or solicit (i) any Person who was a Customer of Subsidiary at any time during the Employment Period, (ii) any Person who was a Customer of the Company at any time during the Employment Period and in respect of which Executive had direct or indirect contact or gained Confidential Information (as defined in Section 5.4) during such period, and (iii) any Person who was a Customer of any other member of the Unified Group at any time during the Employment Period and in respect of which Executive had direct or indirect contact or gained Confidential Information during such period, if such direct or indirect approach or solicitation (x) is made with a view towards diverting or attempting to divert business from the Company, Subsidiary or any other member of the Unified Group, or (y) consists of any action or communication that disparages or depreciates, or tends to disparage or depreciate, the reputation, business practices, future business prospects, policies or personnel (including officers, directors and employees) of any member of the Unified Group.

         5.4 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall mean any communication disclosed to Executive or known by Executive as a consequence of or through his past, present or prospective employment or business relationship with the Unified Group, not generally known and available in the Unified Group's industries, which constitutes the Unified Group's (including the Company's and Subsidiary's) proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, Customer lists, Customer names, addresses, insurance products, policy information, lists of files, all data, sales figures, projections, budgets, forecasts and estimates, all personnel, accounting, tax and other financial records, all other information concerning business and/or affairs of any member of the Unified Group or any Customer, supplier, creditor, employee or stockholder of the Unified Group, vendor lists, training and operating manuals, software, reporting systems and any other information identified from time to time by any member of the Unified Group as confidential. Subsidiary and Executive acknowledge that during Executive's period of employment by Subsidiary, the Unified Group will furnish Executive with Confidential Information. Executive agrees both during his employment with Subsidiary, whether under this Agreement or otherwise, and at all times thereafter, that Executive, any company controlled by Executive, and the officers, directors, partners, employees, affiliates, agents, representatives or assigns of Executive or any such company (collectively "Representatives") shall keep all Confidential Information in the strictest confidence and shall not discuss, publish, communicate, transmit, reproduce or otherwise disclose such Confidential Information, in any manner whatsoever, in whole or in part, without the prior written consent of the Company, unless and until such time as the Confidential Information becomes generally known in the Unified Group's industries other than through a breach of this Agreement. Any written consent by the Company to Executive's disclosure of Confidential Information, if given, shall in no way operate as a waiver of Executive's obligation to maintain the confidential nature of the material disclosed or to protect and preserve that Confidential Information from disclosures so that it will receive confidential treatment thereafter. Executive agrees to reimburse the Unified Group for any damages sustained and costs and expenses, including attorneys' fees, incurred in connection with an unauthorized disclosure of Confidential Information by Executive, his Representatives or any other person or persons to whom Executive or his Representatives previously had disclosed Confidential Information.

         5.5 REASONABLENESS OF COVENANTS. Executive acknowledges and agrees that the covenants and agreements contained in this Section 5 are both reasonable and reasonably necessary to protect the customer base, goodwill and going concern value of Subsidiary and each member of the Unified Group, and Executive agrees he shall not raise any issue of their reasonableness in any proceeding to enforce such covenants and agreements.

         5.6 BLUE PENCILING; SEVERABILITY. The parties acknowledge that the purpose of Section 5 is to protect the customer base, goodwill and going concern value of Subsidiary and each member of the Unified Group, and the parties intend that Section 5 shall be enforced to the maximum extent allowed by law. If any court or other body having appropriate jurisdiction (including any panel of arbitrators) shall determine that the area where competition is prohibited, the time period during which competition is prohibited, the nature or duration of prohibitions on solicitation of Customers or employees, or any other term of this Section 5 is overbroad, then the area or time or other term shall be reduced appropriately as the court or other body may determine is necessary to make this Section 5 enforceable. If any provision of this Agreement is held (in whole or in part) by a court of competent jurisdiction to be invalid, void or unenforceable (either in general or as applicable to a particular circumstance), the remaining provisions shall nevertheless continue in full force and effect to the greatest extent possible and without being impaired or invalidated in any way, and the offending provision shall remain applicable to any circumstances in respect of which it is not so held to be invalid, void or unenforceable.

         5.7 SPECIFIC ENFORCEMENT. Executive agrees that any violation or breach by Executive and/or his Representatives of any provision of this Section 5 would cause immediate and irreparable harm to Subsidiary and/or the Unified Group, the exact amount of which will be impossible to ascertain, and for that reason further agrees that Subsidiary and/or the Unified Group shall be entitled, as a matter of right, to an injunction out of the appropriate court of competent jurisdiction (as set forth below), restraining any further violation or breach of this Agreement by Executive and/or his Representatives, either directly or indirectly, such right to an injunction being cumulative and in addition to whatever remedies Subsidiary and the Unified Group may have under applicable law and/or this Agreement. Subsidiary, the Unified Group and Executive hereby irrevocably consent to the jurisdiction of the Circuit Court of Fayette County, Kentucky or, if there is federal jurisdiction, the United States District Court for the Eastern District of Kentucky, Lexington Division. Subsidiary, the Unified Group and Executive waive any defense of an inconvenient forum to the maintenance of any action or proceeding brought in such courts in connection with this Agreement, any objection to venue with respect to any such action, and any right of jurisdiction on account of the place of residence or domicile of any party to such action. The remedies of Subsidiary and the Unified Group under this Section 5.7 are not exclusive, and shall not prejudice any other rights under this Agreement or otherwise. To the extent required to be enforceable by applicable law, the cessation of Subsidiary's obligation to make payments or continue benefits under this Agreement shall be deemed to be in the nature of liquidated damages and not a penalty. Subsidiary also shall have the right to require Executive to account for and pay over to Subsidiary all compensation, profits, monies, accruals, increments or other benefits derived or received by him as the result of any transactions constituting a breach of this Agreement. The remedies of Subsidiary and the Unified Group under this Section 5 are not exclusive, and shall not prejudice any other rights under this Agreement or otherwise.

SECTION 6:        OWNERSHIP OF PAPERS AND INTELLECTUAL PROPERTY RIGHTS.

         6.1 PAPERS AND PROPERTY. Executive acknowledges the Unified Group's (including Company's and Subsidiary's) exclusive right to ownership, possession and title to all papers, documents, tapes, drawings, notebooks, formulas, Customer lists, software, hardware, trademarks, trade names, service marks, processes, data, intellectual property, or other records, information or products prepared by Executive during employment (past, present and future) with Subsidiary and/or any other member of the Unified Group or provided by Subsidiary and/or any other member of the Unified Group, or which otherwise come into Executive's possession by reason of employment with any member of the Unified Group. Executive agrees not to make or permit to be made, except in pursuit of Executive's duties hereunder, any copies of such items. Executive further agrees to deliver to Subsidiary or the Company, upon request, all such items in Executive's possession and without request to immediately deliver such items upon the termination, voluntarily or involuntarily, of Executive's employment.

         6.2 INVENTIONS. The term "Inventions" means all ideas, sales method, inventions and discoveries, whether patentable, copyrightable or not, made or conceived by Executive, whether or not during the hours of his employment or with the use of the Unified Group's (including Company's and Subsidiary's) facilities, materials or personnel, either solely or jointly with others, during the term of his employment (past, present or future) with any member of the Unified Group that relates to any present or prospective business of Subsidiary or any other member of the Unified Group, including, but not limited to, software, algorithms, designs, devices, processes, methods, formulae, techniques, data storage systems, networks, servers and any improvements to the foregoing.

                  6.2 (a) REPORT. Executive agrees to promptly disclose all Inventions to Subsidiary and the Company. Executive shall inform Subsidiary and the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures and methodology employed and the results achieved. A report also shall be submitted by Executive upon completion of any study or research project undertaken on behalf of Subsidiary or any other member of the Unified Group, whether or not in Executive's opinion a given study or project has resulted in an Invention.

                  6.2(b) ASSIGNMENT AND PATENT. Executive hereby assigns and agrees to assign to Subsidiary all of his rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent. Upon the request of the Company or Subsidiary request and at Subsidiary's expense, Executive shall execute such documents and provide such assistance as may be deemed necessary by Subsidiary to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions. Executive agrees to execute all documents reasonably requested by Company or Subsidiary to assist Subsidiary and/or any other member of the Unified Group in perfecting or protecting any or all of its rights in the Inventions.

                  6.2(c) COPYRIGHT. Executive acknowledges that all copyrightable Inventions are "works made for hire" and consequently that Subsidiary owns all copyrights thereto, including, but not limited to, 17 U.S.C. Sections 101 and 210. The Company, Subsidiary and their successors and assigns shall have the sole and exclusive right to register the copyright(s) in all such work in its name as the owner and author of such work and shall have the exclusive rights conveyed under 17 U.S.C. Sections 106 and 106A, including, but not limited to, the right to make all uses of the works in which attribution or integrity rights may be implicated. Additionally, without in any way limiting the foregoing, Executive hereby assigns, transfers and conveys to Subsidiary, and its successors and assigns, all right, title or interest that Executive may now have, or may acquire in the future, to the work including, but not limited to, all ownership, patent (United States and foreign letters patent), trade secret, trade names and trademarks, copyright moral, attribution and/or integrity rights. Executive hereby expressly and forever waives any and all rights that Executive may have arising under 17 U.S.C. Section 106A, and any rights arising under any federal, state, territorial or foreign laws that convey rights which are similar in nature to those conveyed under 17 U.S.C. Section 106A. Notwithstanding any provision of the Copyright Act, any and all copyrightable works constituting Inventions or prepared either in whole or in part by Executive in connection with his employment are, shall be, or shall become, owned by Subsidiary.

Section 7: ARBITRATION. Notwithstanding any other provision of this Agreement to the contrary, and excluding the rights of Subsidiary and the Unified Group to pursue injunctive relief pursuant to Section 5.7, any controversy or claim regarding, arising under or pertaining to this Agreement which cannot be resolved among the parties themselves shall be resolved solely by binding arbitration in Lexington, Kentucky. The arbitration panel shall consist of three arbitrators selected from list(s) of candidates provided by the American Arbitration Association. Subsidiary shall be entitled to appoint one arbitrator and Executive shall be entitled to appoint one arbitrator. The third arbitrator, who shall be an attorney in good standing who is licensed to practice law in the State of Kentucky and devotes more than one-half of his or her professional time to the practice of employment law, shall be chosen by the two arbitrators so appointed. If any person fails to appoint its arbitrator or to notify the other person of such appointment within thirty (30) days after the institution of arbitration proceedings, such other person may request the President of the American Arbitration Association to appoint such arbitrator on behalf of the person who so failed. If the two arbitrators appointed by (or on behalf of) the parties fail to appoint such third arbitrator, or fail to notify the parties to such proceedings of such appointment, within thirty (30) days after the appointment of the later of such two arbitrators to be appointed by (or on behalf of) the parties, any party may request such President to appoint such third arbitrator. The President of the American Arbitration Association shall appoint such arbitrator or such third arbitrator, as the case may be, within thirty (30) days after the making of such request. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (which rules may be modified by a majority of the arbitrators serving) and the arbitration award, decree and/or order may grant any remedy or relief deemed by the arbitrators to be just and equitable, including the reasonable costs and expenses of such arbitration (including, but not limited to, reasonable attorneys' fees and expenses, which fees and expenses the parties expect will be awarded to the Person who prevails). No awards of punitive damages shall be made. The arbitration award, decree and/or order shall be final and binding on all parties to such arbitration. Judgment and/or decree shall be entered (in conformity with such award, decree and/or order) in the Circuit Court of Fayette County, Kentucky or, if there is federal jurisdiction, the United States District Court for the Eastern District of Kentucky, Lexington Division. Subsidiary, Executive and each other member of the Unified Group irrevocably submit to the exclusive jurisdiction of the Circuit Court of Fayette County, Kentucky or, if there is federal jurisdiction, the United States District Court for the Eastern District of Kentucky, Lexington Division, for the purpose of (a) entry of any such judgment and/or decree, or (b) entry of an order to proceed with arbitration. Any such judgment, decree and/or order entered by the Circuit Court of Fayette County, Kentucky, or the United States District Court for the Eastern District of Kentucky, Lexington Division, and any related order(s) of such court, may be endorsed as any other judgment, decree or order of such court.

SECTION 8:        MISCELLANEOUS.

         8.1 ABILITY TO PERFORM. Executive warrants that Executive's execution and performance of this Agreement is not restricted or prohibited by any agreement to which Executive is subject.

         8.2 TIME PERIODS. Any period of time measured under this Agreement by days shall refer to calendar days and not business days. If the last day of any such period falls on a Saturday, Sunday or holiday observed by commercial banks in the city of Lexington, Kentucky, the last day of such period, for all purposes of this Agreement (including the determination of the first day of each succeeding period of time measured by days), shall be deemed to be the next succeeding business day after such Saturday, Sunday or holiday. Any period of time measured under this Agreement shall end at midnight, Lexington, Kentucky time, on the last day of such period.

         8.3 NOTICE. For all purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given and received when (i) delivered or (ii) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below, or to such other address as may have been furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                           Notice to Executive:
                           -------------------

                           Jack R. Orben
                           177 Soundview Avenue
                           White Plains, NY  10606

                           Notice to Subsidiary:
                           --------------------

                           Fiduciary Counsel, Inc.
                           36 West 44th Street, Suite 1412
                           New York, New York  10036
                           Attention:  President

                           With a copy to:

                           Charles H. Binger, Esq.
                           Unified Financial Services, Inc.
                           One Firstar Plaza, Suite 2605
                           St. Louis, Missouri  63101

         8.4 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         8.5 WITHHOLDING. Subsidiary may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         8.6 WAIVER. Executive's or Subsidiary's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Executive or Subsidiary may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         8.7 ENTIRE AGREEMENT. All prior negotiations and agreements between the parties hereto regarding Executive's employment are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to Executive's employment other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto.

         8.8 AMENDMENT. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

         8.9 PRIORITY OF AGREEMENT. In case of any conflict or ambiguity in connection with or between this Agreement and any policy manuals, including, but not limited to, any employee manuals, employment applications, management instructions or promises, etc., this Agreement shall control.

         8.10 EXPENSES; Costs. Each party hereto shall bear its own expenses incident to preparing, negotiating and entering into this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the party who substantially prevails shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         8.11 REVENUE CALCULATIONS. In the event of any disagreement between Executive and Subsidiary with respect to the calculation of any monies due to Executive pursuant Section 2.3(a), (b), (c) or (d) hereof, such disagreement shall be resolved by the Company's independent public accountant. The determination of such accountant shall be made in its sole discretion, based upon generally accepted accounting principles, and shall be conclusive and binding on each of Executive and Subsidiary.

         8.12 ASSIGNMENT. Subsidiary shall have the right to assign this Agreement and its rights, together with its obligations, hereunder to its successors or assigns or to any other member of the Unified Group (collectively, "Permitted Assignees"). The terms "successors" and "assigns" shall include for all purposes of this Agreement any Person that acquires all or substantially all of Subsidiary's assets or business or all of its stock, or with which Subsidiary merges or consolidates. The rights, duties and benefits to Executive hereunder are personal to him, and no such right or benefit may be assigned by him.

         8.13 INTENDED BENEFICIARIES. This Agreement shall be binding upon Executive, Subsidiary and their respective successors and assigns, and shall inure to the benefit of Executive, Subsidiary, each member of the Unified Group, their respective successors and assigns and Permitted Assignees. With the exception of each member of the Unified Group, no third party may rely upon or enforce any representation, warranty, covenant or other provision of this Agreement.

         8.14 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         8.15 COUNTERPARTS.   This   Agreement  may  be  executed  in  two  or
more counterparts, all of which taken together shall constitute one instrument.

         8.16 FIDUCIARY ALLIANCE. Annually, and within ten days of filing with the Internal Revenue Service or any successor thereto, Executive shall provide Subsidiary with a copy of any Federal tax return (including supporting schedules) filed with respect to Fiduciary Alliance, Inc. or any successor thereto.

                                   [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Executive and Subsidiary, pursuant to the authorization from its Board, have executed or caused this Agreement to be executed in its name, all as of the day and year first above written.

THIS CONTRACT IS GOVERNED BY KENTUCKY LAW AND CONTAINS A BINDING ARBITRATION PROVISION. ALL DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT ARE SUBJECT TO BINDING ARBITRATION IN LEXINGTON, KENTUCKY. EXECUTIVE HAS REVIEWED THESE AND THE OTHER PROVISIONS OF THIS AGREEMENT WITH LEGAL COUNSEL OF HIS OWN CHOOSING.

                                "EXECUTIVE"


                                /s/Jack R. Orben
                                --------------------------------------------
                                   Jack R. Orben

                                "SUBSIDIARY"

                                Fiduciary Counsel, Inc.



                          By:  /s/ Vaughn H. Weimer
                               -----------------------------------------
                               Name: Vaughn H. Weimer Title: President